Exhibit
                                                              99.2


                         REALTY PARKING PROPERTIES L.P.

                            CERTIFICATION PURSUANT TO
                                18 U.S.C.ss.1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002





In connection with the filing of Realty Parking Properties L.P.'s (the "Partnership") Quarterly Report on Form 10-Q for the period ending June 30, 2002 with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy M. Gisriel, the Chief Financial Officer of Realty Parking Company, Inc., General Partner of the Partnership, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Report fully complies with the requirements of
                  section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.



Date:    11/12/02                       By: /s/ Timothy M. Gisriel

                                        Timothy M. Gisriel
                                        Chief Financial Officer
                                        Realty Parking Company, Inc.
                                        General Partner